Exhibit 10.2

SEVENTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
(EX-IM LOAN FACILITY)

THIS SEVENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of June 20, 2014, by and between Silicon Valley Bank (“Bank”) and ADVANCED PHOTONIX, INC., PICOMETRIX, LLC and ADVANCED PHOTONIX CANADA, INC. (individually, a “Borrower” and, collectively, the “Borrowers”).

Recitals

A.            Bank, Advanced Photonix, Inc., Picometrix, LLC and Advanced Photonix Canada, Inc. are parties to that certain Loan and Security Agreement (Ex-Im Loan Facility) dated as of January 31, 2012, as amended by a First Amendment to Loan and Security Agreement dated as of October 25, 2012 a Second Amendment to Loan and Security Agreement dated as of February 8, 2013, a Third Amendment to Loan and Security Agreement dated as of January 22, 2014, a Fourth Amendment and Forbearance to Loan and Security Agreement dated as of February 10, 2014, , a Fifth Amendment and Waiver to Loan and Security Agreement dated as of March 5, 2014, and a Sixth Amendment to Loan and Security Agreement dated as of April 30, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”).

B.            Borrower has requested that Bank amend the Loan Agreement.  Bank is willing to do so, and to amend certain provisions of the Loan Agreement in accordance with the terms, and subject to the conditions, set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.            Amendment to Loan Agreement.

2.1          Section 13 (Definitions).  The following terms in Section 13.1 are amended and restated in their entirety to read as follows:

“Revolving Line Maturity Date” means June 20, 2016.

“Revolving Margin” is 0.5% when the Liquidity Ratio is greater than or equal to 3.0 and trailing 6 month EBITDA is greater than or equal to $1.00, 1.5% when the Liquidity Ratio is greater than or equal to 3.0 and trailing 6 month EBITDA is less than $1.00, but greater than or equal to negative $500,000, 3.0% when the Liquidity Ratio is greater than or equal to 3.0 and trailing 6 month EBITDA is less than negative $500,000 but greater than or equal to negative $850,000; 1.25% when the Liquidity Ratio is greater than or equal to 2.5 but less than 3.0 and trailing 6 month EBITDA is greater than or equal to $1.00, 2.25% when the Liquidity Ratio is greater than or equal to 2.5 but less than 3.0 and trailing 6 month EBITDA is less than $1.00 but greater than or equal to negative $500,000, 3.50% when the Liquidity Ratio is greater than or equal to 2.5 but less than 3.0 and trailing 6 month EBITDA is less than negative $500,000 but greater than or equal to negative $850,000; and 1.75% when the Liquidity Ratio is less than 2.5 and trailing 6 month EBITDA is greater than or equal to $1.00, 2.75% when the Liquidity Ratio is less than 2.5 and trailing 6 month EBITDA is less than $1.00 but greater than or equal to negative $500,000, 4.00% when the Liquidity Ratio is less than 2.5 and trailing 6 month EBITDA is less than negative $500,000 but greater than or equal to negative $850,000.

3.            Limitation of Amendment.

3.1          The amendment set forth in Section 2, above, are effective for the purposes set forth herein and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy that Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties.  To induce Bank to enter into this Amendment, each Borrower represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Such Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of such Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting such Borrower, (b) any contractual restriction with a Person binding on such Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (d) the organizational documents of such Borrower;

4.6          The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by such Borrower and is the binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.            Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.            Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) payment of the Bank Expenses incurred in connection with this Amendment, and (c) and such other documents as Bank may reasonably request.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWERS

SILICON VALLEY BANK	ADVANCED PHOTONIX, INC.

By:	By:
Name:	Name:
Title:	Title:

PICOMETRIX, LLC

By:
Name:
Title:

ADVANCED PHOTONIX CANADA, INC.

By:
Name:
Title: